Company Name: Worthington Enterprises, Inc. (WOR)

Event: CJS Securities 26th Annual New Ideas for the New Year

Date: January 14, 2026

<<Will Gildea, Analyst, CJS Securities>>

Good morning. Thank you all for coming to the 26th Annual CJS Securities New Ideas for the New Year Conference. I'm Will Gildea, a Research Analyst at CJS. Our next presentation is from Worthington Enterprises. We're very happy to have with us today Joe Hayek, CEO; Colin Souza, CFO; and Marcus Rogier, Treasurer and Investor Relations.

Worthington Enterprises is a consumer and building products company with a portfolio of leading offerings across niche markets. The business generates healthy margins, strong free cash flow and attractive returns supported by favorable macro trends. We'll start with a brief 10 to 15-minute overview from the company. Following that, I'll ask a series of questions. As a reminder, if you would like to ask a question, please submit it through the portal and we'll do our best to make sure we cover it.

With that I'll turn it over to Joe. Thank you very much for being here.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Thank you, Will, appreciate being included and appreciate everybody joining us this morning. Very happy to chat for a few minutes with you about Worthington Enterprises and then, as Will mentioned, we'll go through some Q&A. But Worthington Enterprises stands in the shoes of a company known as Worthington Industries for the first 68 years that it existed. We were founded in 1955 by John McConnell, who is the gentleman you see there in the picture, grew into two businesses, steel processing and what we know now today and where we are as Worthington Enterprises.

We completed a separation of the steel processing business, December 1st of 2023, so a little more than two years ago. And it has been a really good value creation opportunity that's been created because both companies had good strategies that are unique and were just quite different. And so Worthington Steel is a public company, a unique, one of a kind steel processor. And Worthington Enterprises is a leading designer and manufacturer of building products and consumer products.

The cornerstones for us in terms of how we operate and think about our business is one, our culture. We are a people first, performance-based culture, profit sharing incentives at all levels of the organization. But the culture that we have built and sustained allows us to attract and retain fantastic people who stay longer than others do in other places. And as everybody knows, people get better at their jobs the more that they're in those jobs. And so we are very proud of that culture, but we also leverage it as a competitive advantage.

We also, when we're good, are commercially excellent. We're really easy to do business with. We strive very hard to understand our customers pain points. Over two thirds of our products end up being used by contractors. They might pick up those products through distribution more on the building product side of our business. They might choose to go and pick up those products at a hardware store more on the consumer side of our business. But regardless, our customers are selling to contractors. And we try very hard to understand how we can make our customers lives easier, how they can sell more. We've always thought of ourselves not as selling to distributors, but selling through distributors. And that served us really well.

We're also very good at manufacturing. We've been at it for a long time. Over 80% of our products are sourced, manufactured and sold here in the U.S. 6% or 7% of our sales are situations where we design the product and then they're manufactured for us. Those are, I would call those maybe the more tariff exposed products. And then the reminder is European, primarily sourced, manufactured and sold.

The other cornerstone really for us is what we consider our business system, the Worthington Business System and there are three components to that. The first is innovation. We try very hard to innovate anywhere we can. We're in lots of niche markets where we have leadership opportunities and we get to those opportunities because we innovate, sometimes in markets that haven't seen innovation for quite a while. We continue to focus on that. It's resulted in new placement, new products and lots of growth opportunities for us going forward.

Transformation is the second leg of that stool that really is for us manufacturing excellence, continuous improvement, automation, things where we are on the manufacturing floor striving to do more with less, whether that's working capital or hours put in during a day. And then the third leg of that stool is M&A. We're fortunate that we have businesses that generate a fair amount of free cash flow and we can redeploy that cash flow in a balanced way. Certainly with respect to CapEx would pay a dividend. We opportunistically buy back shares. But we also have an acquisition playbook and we've had a couple of acquisitions in the last year and a half and then one that is pending. Colin will talk more about those in a few minutes.

In terms of the way we segment the business, it is building products and consumer products. Revenue wise it's about 60%. Looking backwards, LTM building products that will probably tilt a little bit more towards building products as we have a couple of acquisitions that are in building products that will continue to grow that revenue. EBITDA wise in part because of the joint ventures it's probably – it's closer to 75% skewed towards building products.

And so I'll get into the Building Products business a little bit here and just give you a bit more detail, won't read the slide to you, but heating and cooking, cooling and construction, water, and then systems and components. You can see the pieces within those SBUs if you will, the systems and components piece is where Elgen sits on the HVAC side, the business that we acquired in June. LSI, which we announced, a pending acquisition of in December, once that deal is closed that will be in that group as well.

LTM $750 million of revenue and $235 million of EBITDA. A good portion of that EBITDA comes from the building products joint ventures, specifically WAVE, which is a great JV that we have with Armstrong World Industries. It's 34 years old this year. It's 50:50. It's a great business that does grid ceilings. We do – we have a lot of input and thoughts around how the manufacturing process works. Armstrong is also on the sales side and they also have the mineral fiber acoustical tiles that sit in between the grid system. You can see the financials on the right there.

ClarkDietrich, 25% owned by us. It is a little younger, 14, 15 years old. Our JV partner that owns 75% is Marubeni-Itochu Steel America, or MISA. Business is based in Cincinnati, but they're a great franchise. It's a great business, a national player with lots of capabilities that most people don't have. They're in a little bit of a tough market right now, as you've heard us describe on our earnings calls with commercial construction really peaking in May of 2024 and kind of coming off since then. WAVE is 70 plus percent repair and remodel. ClarkDietrich is probably the reverse, more like 30% repair and model, 70% new. A lot of our business overall is getting outside the JVs even is really aligned or correlated with the maintenance, repair and remodel of things. The only – the primary piece, right, that's impacted by new on the building product side is ClarkDietrich.

On the consumer products side, similar analysis, we have three primary groups there. Our tools business, which is torches, hand tools, drywall tools, outdoor living, which for us the largest piece of that is the Coleman camping gas and the Bernzomatic camping gas, there are also garden tools, and then grills and griddles and pizza ovens. And then our celebrations business, which is largely the Balloon Time franchise. There has been a great NPD, new product development, within the celebrations business. You see those larger tanks there, the newer tank on the far left and then the air inflator are both new products in the last couple years and they’ve really allowed us to get great, significant new placement.

I think our store count, we talked about this in December, our store count with Balloon Time is up 63% in the last couple years. So, that’s just a lot of additional doors, and a lot of additional exposure and some good growth for that business. And you can see the revenues and the profitability of that business. It’s a good business. It’s got some great opportunities. They have some headwinds. As you think about a few of the tariff implications, I mentioned before, and you think about high interest rates and people not super mobile in their homes, and you also look at where things are trending in terms of the cautious consumer.

So the resilience of our business is really on full display. If you look at this business to be up and flattish in the market that we’ve been in the last couple years, despite some of those headwinds to us is a really good indicator that we’re doing the right things and that we have lots of opportunities as market conditions improve.

I will turn it over to Colin for the next few slides.

<<Colin Souza, Vice President and Chief Financial Officer>>

Thank you, Joe. And thanks Will and CJS for having us.

I’ll talk a little bit about our acquisition strategy here. We do have a disciplined M&A strategy. It really complements some of the really strong and diversified base of businesses we have across our portfolio. We maintain an active and healthy M&A pipeline that’s supported by a dedicated team here in Columbus. And acquisitions are really, Joe talked about our business system, they are really an important driver of our growth strategy.

The criteria we show here, it’s focused on market leaders and niche areas of consumer and building products. We’re really looking for high margin and lower capital intensity businesses to add to the portfolio. And once we find those opportunities, we work really hard to validate, diligence, the quality of the business and assess if that business has a sustainable, competitive advantage.

And then furthermore, we look to validate is there the ability to add value to the company under the Worthington Business System, this could be from value drivers like operational excellence around metals manufacturing or leveraging our purchasing capabilities or supply chain capabilities or on the commercial front, just leveraging how we go-to-market and our channel strength. So we look at all those things as we assess these companies and then once we acquire these companies, we’re committed to integrating and executing on the investment thesis that we laid out.

We’re fortunate we have a really strong balance sheet, consistent free cash flow generation and really meaningful financial flexibility. So we’re really well positioned to pursue M&A and the right M&A as opportunities arise. And on the right hand side of the slide you see both Elgen and LSI are really good examples of our M&A strategy in action.

On this slide I’ll talk a little bit about LSI which we’re really excited about this acquisition. It’s a natural extension of Worthington’s expertise in building products. It checks all the criteria that we talked about on the last slide. LSI is a leading player in the commercial metal roofing clips market. We’ve determined and believe that this is an attractive niche and it’s driven by resilient, commercial and retrofit demand in metal roofing. They have a very strong financial profile, really strong margins, north to 40% EBITDA margins and that’s really driven by in a testament to the quality of their business.

These are engineered products. They are specified into roofing systems which creates higher switching costs and they have really long-term, longstanding customer relationships. So we’re really excited about, what we can do together with the business. Deploying the Worthington Business System there we think has meaningful value creation opportunities. And then we also believe the more we got to know the team, their headquartered in Indiana, they’re a really strong cultural fit for Worthington. So excited to get this closed. We believe in January and execute on the investment thesis here.

So I’ll talk a little bit about our EBITDA performance here and what you can see we’ve had meaningful year over year improvement on a trailing twelve-month basis. This is as of our second quarter.

And adjusted EBITDA is up 21% overall it’s up nearly $50 million. And on top of that you see some margin expansion of roughly 260 basis points.

So results are up in a number of areas across Building Products, WAVE and Consumer Products and in particular within Building Products, this is just a great example of our strategy in action paired with really strong execution. Within that business Joe talked about it a little bit, we’ve seen our markets beginning to cooperate more over the past year, particularly in our heating and cooking, and cooling and construction verticals.

End markets for us they’re still not perfect but we’ve made some really good investments into this space that are paying off with improvements in productivity as we see the recovery there. We’re primarily a domestic manufacturer here and in a lot of these verticals we’re the only domestic manufacturer. And that paired with an even playing field, we’re really able to differentiate with our service and our offering and that’s proven to show value to our customers within our end markets.

And then lastly, acquisitions will continue to make an impact there. I talked about Elgen, which we closed in Q1. We’re really excited about that opportunity. And then LSI, we expect to close this quarter, which would be Q3. WAVE, you see, is our ceiling grid business. Joe talked about that. Our joint venture, they continue to perform very well and contributes EBITDA really in a flat market environment. So continued strong execution there.

And then Consumer Products as well continues to perform well, we believe, grabbing market share in a tough environment. There is slowness in consumer spending, reduced repair and remodel on homes, there is tariff exposure, higher interest rates, just general macro uncertainty. And the Consumer Products business contribution here is really impressive given all these headwinds in the space.

And then you see the red bar here is really, despite a $15 million decline in earnings, Joe talked about with ClarkDietrich and some of the headwinds that they face, but you see really strong performance overall. We feel really good about what we can control and our teams are executing well, which is showing up in the financials here on the slide.

And then lastly here, we like to show how we stack up against other, what we believe high quality industrial companies that we would consider peers. This is based on the most recent Q2 trailing 12 months. You see 22.7% adjusted EBITDA margin, nearly 96% free cash flow conversion. We have less than a half turn of net-debt-to-EBITDA.

Our CapEx is temporarily elevated due to some of the facility modernization projects we’ve talked about each quarter. We spent $30 million on our facility modernization project in the trailing 12 months' figures. And we have roughly another $30 million or so to spend over the next few quarters there, in particular with our big project in Consumer Products in Chilton, Wisconsin. But we believe we stack up well against these peers and we'll continue down the path that we've talked about. We're laser focused on improving these results and executing on our strategies.

With that, I'll turn it over back over to Will.

<<Will Gildea, Analyst, CJS Securities>>

Thank you very much for that overview. Looking at the two JVs, let's start with WAVE, where contributions continue to grow consistently even in a flattish market environment. What are the drivers behind that and the outlook from here?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Yeah. Will, this is Joe. I think outlook-wise some will depend on the strength of the end markets. WAVE has done a fantastic job in a pretty flat market. They've got great solutions that enable contractors that are using WAVE solutions to save money and save time on installations. They're a great example of how we try and think of ways to improve the prospects of our customers. And so those contractors can use a WAVE product, which is maybe, I'm making this up, a third of the overall spend on the job, but then save time on the install, which is the labor, which is two thirds of that.

So they've done a great job. And they've continued to see strength in data centers and education, healthcare, and some transportation and retail opportunities. Commercial is still a little slow. Data center is in commercial and a lot of the ways that people monitor markets. So it's propping it up a bit, but it is starting to come back. You see, there are cycles, and I'm not. Nobody's ready to say, yep, the office space is where it's at. But at some point that will kind of return to a more normal environment.

And the same thing will happen with ClarkDietrich, we believe. I don't know if that's in six days or six months or in a year, but their markets are such that as commercial construction picks back up, they're very well positioned. They're the largest. They have a great array of solutions. They have a nationwide presence, and they're really good at what they do. They're doing what they need to make sure that they're not mortgaging the future. But they're also kind of watching their pocketbook a little bit as the market's a little bit lean for them. So really happy with those JVs and believe that they're well positioned as we head forward, regardless of the market conditions that we see.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. Switching gears to consumer products, continued momentum there. How should recent placement wins' impact growth potential in fiscal year 2026 and beyond? And what runway remains for further retailer penetration?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Colin, you want to take that one?

<<Colin Souza, Vice President and Chief Financial Officer>>

Yeah. So really excited about. We talked about some of the headwinds in consumer products, and they continue to operate very well. And a lot of that is what we shared and what you mentioned Will is it's gaining new placements and expanding market share. They're expanding into new channels. For example, our drywall tools expanding into the Sherwin-Williams paint channels. We're seeing new placement and higher store count with our Balloon Time product. And it's just a testament to the diversification with our portfolio in consumer products. The strength of our brands and our market share, our leadership and the teams are just executing really well there.

So we know it's a tough environment. We're not sure when that's going to improve, just the broader macro space. But we are very convicted by what we're able to execute on, which is just grabbing that incremental and organic growth and executing on that playbook. So we don't expect that to slow down. We were still very excited about the brands and the teams are really working hard to squeeze out that incremental gains in the face of these headwinds.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. And the wholly owned building products can you discuss how the winter season is shaping up in heating and cooking and the outlook for the next few quarters?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Sure. Well, for us, we have some seasonality in our business. Q3 and Q4 tend to be seasonally stronger than Q1 and Q2, and that's in part because you're heading into the spring in late Q3 and Q4, and you're in the winter, if you will, in Q3. But for us, the heating and cooking business is an important business. It's a legacy business for us, and we have great solutions there. In the smaller cooking business, we gained a lot of share over the past couple of years. That's a kind of steady as she goes business for us at this point in the larger heating business. And we continue to take advantage of market conditions where you've got a transition from heating oil in a lot of cases to propane. It's a much cleaner, it's a much more efficient, cheaper gas, particularly in the Northeast and into Canada.

But then the other side of that is, we're working really hard on innovation. And so again, going back to who our customers are. In this case, it's the propane resellers, the propane marketers that are out there. If we can make their lives easier with monitoring the tanks, being able to tell where they are, how far they are, when they might need to be refilled, and we can embed those solutions, we can empower those companies to be able to do more and to be more efficient themselves. And so that's really where we continue to focus and we're pleased with those businesses and the way that's going. And we really think that it's not going to meaningfully change from where our expectations are, and we'll continue to gain share where we can, but innovate to earn the right to do that.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. Can you talk a little about Section 232 tariffs? Which areas of the portfolio face the greatest import competition and how are customers reacting to tariffs?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Sure. Colin?

<<Colin Souza, Vice President and Chief Financial Officer>>

Yeah. So will the tariff exposure, Joe touched on it a little bit earlier. We have, across the company, it's between 6% to 7% of our revenue where we're sourcing products primarily in Asia and bringing those in and distributing those to customers. And that's really where the concentration of our tariff exposure is. And over the last year, our teams have been actively working on strategies to mitigate that. And it's really three levers that we pursue there. We're working with, or we've worked with those suppliers to take cost out to better serve our markets here. We will resource to other suppliers where necessary. And then in addition to that, we pair it with price increases. And so that's not work that happens with the flip of a switch. It takes many quarters for that to really come to fruition.

But we were pleased with, by the end of Q2, early Q3, we had pulled all of those levers and we felt good about where we were to continue to serve the markets here on the consumer side. So really pleased with the effort there. It does take time to work through the system, but overall we're fortunate. We've talked about this before. We are a primarily domestic manufacturer in the majority of our value streams and a number of those we’re the only domestic manufacturer. So our value proposition to our customers has never been more evident. And we support an even playing field and are continuing to show up for our customers and add value to their supply chains in meaningful ways. And we don't expect that to change moving forward.

<<Will Gildea, Analyst, CJS Securities>>

Very helpful. Thank you. Looking at your two recent acquisitions, can you provide an update on the Elgen integration and how performance is tracking relative to expectations?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Colin, you want to take that one?

<<Colin Souza, Vice President and Chief Financial Officer>>

Yeah. So with Elgen, we closed this acquisition in the middle of June. So that was our Q1. We spent the first two quarters there focused on integration. We've got a rigorous integration playbook. A lot of that incorporates some non-negotiables around safety and security. And sometimes those are the right things to do, but they can be a little disruptive to the operations.

And that's been the case with temporary disruption initially, early on, that we're okay with because we were able to get the right people in place, the right equipment in place. We made some nominal kind of good investments into that facility. And we're more convicted about that business than ever. The end markets there are very healthy. They serve the commercial HVAC industry. They've seen some really strong demand in those spaces in a number of areas.

They manufacture strut, which also goes into the data center space, and we've gotten a chance to work closer and closer with the teams there. It's still a really good culture and really good and excited about the investment thesis is still intact and excited about what that business can contribute to Worthington as we move forward.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. And can you discuss the investment thesis behind the LSI acquisition to add some more color? And what are the drivers behind the 40% EBITDA margins at LSI?

<<Colin Souza, Vice President and Chief Financial Officer>>

Yeah, sure. So the LSI acquisition, I touched on it a little earlier. Really strong strategic fit for us. It checks all the boxes that we outline in our criteria. They are absolutely a market leader in this attractive niche of metal roofing clips. Their margins, as you mentioned, really strong, north of 40% EBITDA margins. We believe that's just a testament to the niche they occupy, what they're able to do in terms of serving their customers. It's a sticky business model. They service their metal roofing OEMs through their customers really, really well.

And they've been able to maintain these long-term relationships. The products they manufacture, they're engineered, they're designed, they're specified into these roofing systems. And they're just a low dollar cost of the total bill of materials of those roofing systems. So all that combines to really create a strong moat and a strong sustainable competitive advantage, we believe. We spent a lot of time and diligence testing that out and validating that.

So all that goes into just the margins that they're able to earn in their space. And then what got us more conviction around it is just the opportunity plugging that into our portfolio, working alongside our teams, deploying the Worthington Business System, and really layering on operational expertise and capabilities, our supply chain and purchasing capabilities, and then just our support from a go-to-market standpoint and the breadth of our footprint. It's another really, really strong domestic manufacturer that is serving this critical kind of input into these really attractive, resilient commercial metal roofing end markets.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. Switching gears, can you provide an update on the $80 million of CapEx spend earmarked for facility modernization? What part of the portfolio? Yeah.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Sure, Will. We have CapEx. We run rate at plus or minus 3% of revs. The facility modernization projects, there were two. One is fully complete, and we thought about roughly $80 million between the two facilities. The other one is in our camping gas business in our facility in Wisconsin. We're building a new building there. The completion date for that, we probably have another $30 million-ish to go, and it should be done late summer, early fall of this year, though there's a chance that sometimes it bleeds just with construction timing and everything else.

But we're excited about the moat that is enhanced by the investments that we've made. But again, as we get past that, and you look at our free cash flows, excluding those investments in the last year or 12 months, it's like $191 million. And so we would anticipate our CapEx reverting back to plus or minus 3% of revs. And that'll include some growth projects, but nothing as sizable as what we've been up to in the last couple of years.

<<Will Gildea, Analyst, CJS Securities>>

Thank you. And I'll try to sneak in one more here. Can you talk about your target leverage range and how the M&A pipeline looks today?

<<Joseph B. Hayek, President and Chief Executive Officer>>

Sure. Colin, can you take it?

<<Colin Souza, Vice President and Chief Financial Officer>>

Yeah. So less than a half turn of net debt-to-EBITDA now post-LSI or pro forma leverage would be roughly 1.1 times debt-to-EBITDA. We're conservative from a balance sheet and leverage standpoint. We appreciate and are committed to our investment-grade rating. And this gives us – the strong balance sheet really gives us good financial flexibility to deploy capital where we see fit, and that's going to be on M&A.

We've got a really strong balance sheet, but our capital allocation priorities have a bias towards growth. Joe talked a little bit about our dividend and our CapEx plans. The CapEx will be slightly elevated here over the next few quarters. But over time, over a long-term period, we do have that bias towards growth and deploying capital with a lean towards M&A. And so we don't see that changing, but those are kind of our priorities and how we think about leverage and capital allocation.

<<Will Gildea, Analyst, CJS Securities>>

Great. Thank you. We'll stop there. Joe, Colin, and Marcus, thank you very much for the time. We're looking forward to the next update and as a reminder to all, if we can help with any follow-up or feedback on Worthington or any of the other companies you've heard from today, please do let us know. Greatly appreciated.

<<Joseph B. Hayek, President and Chief Executive Officer>>

Thank you, Will. Thanks, everybody. Appreciate the time.